UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 8, 2003

(Date of Report)

(Date of Earliest Event Reported)

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington 98005

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.

On December 8, 2003, drugstore.com, inc. (the “Company”) acquired International Vision Direct Corp., a privately held Delaware corporation (“Vision Direct”), pursuant to a Stock Purchase Agreement dated as of November 2, 2003, by and among the Company, Vision Direct and the stockholders, optionholders and warrantholders of Vision Direct. On December 23, 2003, the Company filed a current report on Form 8-K to report the closing of the acquisition. The Company hereby amends the current report on Form 8-K to provide the financial statements of Vision Direct required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2) of Form 8-K.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The following financial statements of Vision Direct are filed with this current report:

Audited Financial Statements of International Vision Direct Corp.:

•	Report of Pannell Kerr Forster, Independent Chartered Accountants, dated February 10, 2003

•	Consolidated Balance Sheets as of December 31, 2002 and 2001

•	Consolidated Statements of Operations for the years ended December 31, 2002 and 2001

•	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2002 and 2001

•	Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001

•	Notes to Financial Statements for the years ended December 31, 2002 and 2001

Condensed Financial Statements of International Vision Direct Corp. (unaudited):

•	Consolidated Balance Sheet as of September 30, 2003 and December 31, 2002

•	Consolidated Statements of Operations for the nine months ended September 30, 2003 and 2002

•	Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2003 and 2002

•	Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

•	Notes to Financial Statements for the nine months ended September 30, 2003 and 2002

(b) Pro Forma Financial Information.

The following pro forma financial information is filed with this current report (unaudited):

•	Pro Forma Combined Condensed Consolidated Balance Sheet as of September 28, 2003 (unaudited)

•	Pro Forma Combined Condensed Consolidated Statement of Operations for the nine months ended September 28, 2003 (unaudited)

•	Pro Forma Combined Condensed Consolidated Statement of Operations for the fiscal year ended December 29, 2002 (unaudited)

•	Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited)

(c) Exhibits.

2.1	Stock Purchase Agreement dated as of November 2, 2003, by and among drugstore.com, inc., International Vision Direct Corp., and the stockholders, optionholders and warrantholders listed on Exhibit A (incorporated by reference to Exhibit 2.1 to drugstore.com, inc.’s Current Report on Form 8-K, filed December 23, 2003 (File No. 000-26137))

10.1	Registration Rights Agreement dated as of December 8, 2003 by and among drugstore.com, inc. and the other signatories thereto (incorporated by reference to Exhibit 10.1 to drugstore.com, inc.’s Current Report on Form 8-K, filed December 23, 2003 (File No. 000-26137))

23.1	Consent of Pannell Kerr Forster, independent chartered accountants

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT A. BARTON
Robert A. Barton Vice President, Chief Financial Officer, and Treasurer

Date: February 20, 2004

3

INTERNATIONAL VISION DIRECT CORP.

Consolidated Financial Statements

December 31, 2002 and 2001

(U.S. Dollars)

REPORT OF INDEPENDENT

CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

INTERNATIONAL VISION DIRECT CORP.

We have audited the accompanying consolidated balance sheets of International Vision Direct Corp. as at December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

“Pannell Kerr Forster”

Chartered Accountants

Vancouver, Canada

February 10, 2003

INTERNATIONAL VISION DIRECT CORP.

Consolidated Balance Sheets

December 31

(U.S. Dollars)

	2002	2001
		(note 3)
Assets (note 7)
Current
Cash	$285,224	$570,175
Accounts receivable	98,380	18,253
Inventory	4,826,529	1,110,770
Prepaid expenses	58,557	4,212
Goods in transit	80,576	234,058

Total Current Assets	5,349,266	1,937,468
Property and Equipment (note 5)	306,416	118,879
Intangible Assets (note 6)	649,627	649,627

Total Assets	$6,305,309	$2,705,974

Liabilities
Current
Bank indebtedness (note 7)	$500,000	$0
Accounts payable and accrued liabilities (note 8)	2,416,291	808,880
Note payable (note 9)	0	257,262
Income tax payable (note 10)	538,695	277,000
Deferred revenue	464,920	119,195

Total Current Liabilities	3,919,906	1,462,337
Deferred Income Taxes (note 10)	35,700	39,535
Minority Interest	18,009	17,808

Total Liabilities	3,973,615	1,519,680

Contingencies (note 15)
Commitments (note 16)
Stockholders’ Equity (note 11)
Preferred Stock, $0.01 par value
5,000 Shares authorized
Common Stock and Paid-in Capital in Excess of $0.01 Par Value
Value
25,000 Shares authorized
11,563 Shares issued and outstanding	620,065	620,065
Accumulated Other Comprehensive Income (Loss)	(56,119)	17,875
Retained Earnings	1,767,748	548,354

Total Stockholders’ Equity	2,331,694	1,186,294

Total Liabilities and Stockholders’ Equity	$6,305,309	$2,705,974

See notes to consolidated financial statements.

INTERNATIONAL VISION DIRECT CORP.

Consolidated Statements of Operations

Years Ended December 31

(U.S. Dollars)

	2002	2001
		(note 3)
Sales	$26,625,235	$11,153,793
Cost of Sales	18,086,978	7,623,378

Gross Margin	8,538,257	3,530,415

	32.0%	31.6%
Expenses
Advertising	3,118,013	1,134,874
Wages and benefits	1,314,500	509,926
Credit card charges	775,748	291,504
Professional services	523,773	232,863
Repairs and maintenance	133,005	223,831
Web hosting services	129,628	103,004
Office and miscellaneous	126,307	64,964
Rent	120,896	37,701
Commissions	79,317	62,433
Telephone	74,144	40,765
Travel	29,762	32,325
Internet charges	24,122	12,401
Insurance	24,020	10,073
Bank charges and interest	17,722	3,713
Customer services	13,183	126,886
Bad debts	11,688	0
Depreciation and amortization	98,070	98,784

Total Expenses	6,613,898	2,986,047

Income Before Other Items and Income Taxes	1,924,359	544,368

Other Items
Gain from subsidiary share issue (note 4)	0	233,938
Loss on wind-up of Lensmart Inc. (note 4)	(1,776)	0
Interest income	5,500	8,644
Minority interest	(201)	(7,058)

Total Other Items	3,523	235,524

Income Before Income Taxes	1,927,882	779,892

Current Income Tax	712,323	277,000
Deferred Income Tax (Recovery)	(3,835)	4,146

	708,488	281,146

Net Income for Year	$1,219,394	$498,746

See notes to consolidated financial statements.

INTERNATIONAL VISION DIRECT CORP.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31

(U.S. Dollars)

	2002	2001
Shares of Common Stock Issued
Beginning and Ending Balance	11,563	11,042

Common Stock and Paid-in Capital in Excess of $0.01 Par Value
Beginning Balance	$620,065	$453,399
Issuance of Common Stock for Cash	0	166,666

Ending Balance	$620,065	$620,065

Accumulated Other Comprehensive Income (Loss)
Beginning Balance	$17,875	$(266)
Foreign currency translation	(73,994)	18,141

Ending Balance	$(56,119)	$17,875

Subscriptions Receivable
Beginning Balance	$0	$(333,334)
Shares issued during year	0	333,334

Ending Balance	$0	$0

Retained Earnings
Beginning Balance	$548,354	$49,608
Net income for year	1,219,394	498,746

Ending Balance	$1,767,748	$548,354

Total Stockholders’ Equity	$2,331,694	$1,186,294

See notes to consolidated financial statements.

INTERNATIONAL VISION DIRECT CORP.

Consolidated Statements of Cash Flows

Years Ended December 31

(U.S. Dollars)

	2002	2001
		(note 3)
Operating Activities
Net income	$1,219,394	$498,746
Items not involving cash
Depreciation and amortization	98,070	98,784
Gain from subsidiary share issue	0	(233,938)
Loss from wind-up of Lensmart Inc.	1,776	0
Minority interest	201	7,058
Deferred income tax	(3,835)	4,146
Changes in Non-Cash Working Capital
Accounts receivable	(130,306)	114,157
Inventory	(4,636,956)	(1,241,507)
Prepaid expenses	(73,277)	(4,129)
Goods in transit	153,482	(175,633)
Accounts payable and accrued liabilities	2,443,984	797,054
Note payable	(257,262)	(5,040)
Income tax payable	299,988	354,040
Deferred revenue	345,725	119,195
Net assets acquired in purchase of subsidiary	0	(142,954)

Cash Provided by Operating Activities	(539,016)	189,979

Investing Activity
Purchase of property and equipment	(285,697)	(33,117)

Financing Activities
Subscriptions received	0	333,334
Issuance of common shares	0	166,666
Line of Credit	500,000	0
Repayments to stockholders	0	(123,779)

Cash Provided by Financing Activities	500,000	376,221

Effect of Foreign Currency Translation on Cash	39,762	(52,189)

Inflow (Outflow) of Cash	(284,951)	480,894
Cash, Beginning of Year	570,175	89,281

Cash, End of Year	$285,224	$570,175

Supplemental Cash Flow Information
Interest paid	$5,184	$0
Income taxes paid	$450,628	$0

See notes to consolidated financial statements.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

1.	NATURE OF OPERATIONS, ORGANIZATION AND BASIS OF PRESENTATION

International Vision Direct Corp. (“the Company”) markets and sells prescription contact lenses via the Internet. The Company’s principal markets are North America and Europe.

These financial statements include the accounts of International Vision Direct Corp. and its wholly-owned subsidiaries International Vision Direct Ltd. and Vision Direct Inc. All intercompany balances and transactions are eliminated. The parent company was incorporated December 2, 1999 in the State of Delaware and has no operations other than organizational activities. No shares of the parent company were issued until January 10, 2000 as described below. The Company’s business activities are conducted principally in North America and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America with all amounts translated into US dollars for reporting purposes.

On January 10, 2000 the Company completed the acquisition of 100% of the shares of International Vision Direct Ltd. (“IVD-BC”). The merger was effected through the issuance of 9,200 shares by the Company with the former shareholders of the subsidiary obtaining all of the shares then issued and outstanding.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Inventory

Inventory consisting of prescription contact lenses is valued at the lower of cost and net realizable value. Cost is determined using the average cost method.

(b)	Property and equipment

Depreciation of property and equipment is calculated on the declining balance basis at the following annual rates:

Computer software	- 50%
Computer equipment	- 30%
Furniture and fixtures	- 20%
Leasehold Improvements	- 42 months straight line

These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset might not be recoverable. Impairment is reviewed in the same manner as intangible assets (note 2(c)).

(c)	Intangible assets

Intangible assets are amortized over their useful lives, unless the life is determined to be indefinite, in which case, no amortization is taken. Intangible assets are tested for impairment on an annual basis or when events occur that may indicate impairment.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

(e)	Income taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

(f)	Comprehensive income

Other comprehensive income refers to revenues, expenses, gains and losses that, under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income is primarily comprised of unrealised foreign exchange gains and losses.

(g)	Revenue recognition

The Company recognizes revenue from product sales when the products are shipped and title passes to customers. Returned goods are recognized on the date they are received by the Company. Also, deferred revenues are recognized as a liability for payments received for goods that have not been shipped to customers and these amount are recognized as revenue when goods are shipped.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Foreign currency translation

The reporting currency of the Company is the United States dollar. Transactions and financial statement items denominated in a currency other than the Company’s reporting currency are translated into United States dollars as follows:

(i)	Monetary assets and liabilities are translated at the rate of exchange in effect as at the balance sheet date; and,

(ii)	Non-monetary assets and liabilities are translated at historical exchange rates.

(iii)	Revenues and expenses are translated at the average rate of exchange for the year except for depreciation which is translated on the same basis as the related assets.

Unrealized gains and losses arising from this translation of foreign currency are excluded from net income and included in other comprehensive income as a separate component of stockholders’ equity. Realized gains and losses are reflected in net income.

(i)	Recent accounting pronouncements

In March 2000, the Emerging Issues Task Force (“EITF”) of the FASB reached a consensus on EITF Issue 00-2, “Accounting for Web Site Development Costs.” This consensus provides guidance on what types of costs incurred to develop web sites should be capitalized or expensed. The Company adopted this consensus for the year ended December 31, 2001. During the year ended December 31, 2001, the Company capitalized web site development costs which are included in “computer software” and will be amortized over a period of two years.

In September 2000, the EITF reached a final consensus on EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs.” This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue. Adoption of this consensus did not change the Company’s existing accounting policies or disclosures.

In July 2001, FASB Issued Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. This statement includes requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortization. This statement will be effective for years beginning December 15, 2001 or after. Early adoption is permitted for companies with fiscal years beginning after March 15, 2001. The Company will adopt this statement effective January 1, 2001. This statement will have minimal impact on the Company’s operations. Amortization of goodwill and domain name which was previously being amortized over 40 years, is currently being tested for impairment on an annual basis.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Recent accounting pronouncements (continued)

In October 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No.144 addresses significant issues relating to the implementation of SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and develops a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, whether such assets are or are not deemed to be a business. SFAS No. 144 also modifies the accounting and disclosure rules for discontinued operations. The standard was adopted on January 1, 2002, and had no material effect on the financial statements.

In November 2001, the FASB issued EITF Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for “Out of Pocket” Expenses Incurred.” This guidance required companies to recognize the recovery of reimbursable expenses such as travel costs on service contracts as revenue. These costs are not to be netted as a reduction of cost. This guidance was implemented January 1, 2002. The Company does not expect this guidance to have a material effect on the financial statements.

3.	COMPARATIVE FIGURES

Certain of the comparative figures were reclassified to conform with the current year’s presentation.

4.	ACQUISITION

In 2001, the Company entered into an agreement whereby it acquired 100% of Lensmart Inc. (“Lensmart”) for Cdn $1,000,000 (U.S. $649,730).

Consideration for the purchase was as follows:

Cash	Cdn $8,000 (U.S. $5,198)
Notes payable	Cdn $615,500 (U.S. $399,844)
46.25 shares of IVD-BC	Cdn $376,500 (U.S. $244,688)

The 46.25 shares of IVD-BC represent 4.42% ownership of IVD-BC. Consequently the Company’s ownership of IVD-BC was diluted to 95.58%. This transaction represents a disposal by the parent company resulting in a gain of $233,938.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

4.	ACQUISITION (Continued)

The holders of the above 46.25 shares have the option to convert these shares into 540 shares of the Company at any time after June 30, 2003 without additional consideration.

The cost of the acquisition has been allocated as follows:

	2002	2001
Purchase price	$649,730	$649,730
Net assets acquired	(4,824)	(4,824)

Purchase price discrepancy allocated to goodwill	$644,906	$644,906

As of December 31, 2001, Lensmart Inc. was wound up into IVD-BC, which resulted in a loss of $1,776.

5.	PROPERTY AND EQUIPMENT

	2002	2001
Cost
Computer software	$398,744	$231,800
Computer equipment	107,714	36,553
Furniture and fixtures	36,287	36,888
Leasehold improvements	48,103	0

	590,848	305,241
Less: accumulated depreciation	(284,432)	(186,362)

	$306,416	$118,879

Included in computer equipment is leased computer equipment with an original cost of $23,470 (2001- $23,470) and a net book value of $13,965 (2001 - $19,950).

6.	INTANGIBLE ASSETS

	2002	2001
Goodwill, net of accumulated amortization of $16,120 (2001 – $16,120) (note 4)	$628,786	$628,786
Domain name, net of accumulated amortization of $1,659 (2001 - $1,659)	20,841	20,841

	$649,627	$649,627

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

6.	INTANGIBLE ASSETS (Continued)

During 2001, the Company entered into an agreement to purchase the “www.visondirect.com” domain name for a total cost of $22,500. This domain name is one of the Company’s main selling tools and as such there is no indication of impairment of value.

7.	BANK INDEBTEDNESS

Bank indebtedness consists of an operating line of credit to a maximum of $500,000. Interest is charged at prime plus 1% and it is secured by a General Security Agreement on assets and personal guarantees of principal shareholders.

8.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2002	2001
Trade payables	$2,279,990	$785,602
Accrued salaries, wages and related taxes	136,301	23,278

	$2,416,291	$808,880

9.	NOTE PAYABLE

During 2002, the Company repaid the note payable due to stockholders of the Company. The Note Payable were non-interest bearing and did not have any specific terms of repayment.

10.	INCOME TAXES

Significant components of the provision for income taxes attributable to continuing operations are as follows:

	2002	2001
Current tax expense
United States of America	$652,761	$70,000
Foreign	59,562	207,000

Income tax expense	$712,323	$277,000

Deferred income tax expense relating to origination and reversal of temporary differences	$1,000	$4,146
Deferred income tax expense resulting from rate change	(4,835)	0

	(3,835)	4,146

Income tax expense for continuing operations	$708,488	$281,146

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

10.	INCOME TAXES (Continued)

The reconciliation of income tax attributable to continuing operation computed at the statutory tax rates to income tax expense is:

	2002	2001
Tax at combined federal and state tax rates on income from United States continuing operations of America continuing operations	$674,761	$70,00
Effective tax attributable to income taxes of other countries	42,613	155,567
Tax effect of expenses that are not deductible for income tax purposes	23,657	51,433
Reduction in deferred income taxes Resulting from statutory rate reduction	(4,835)	0
Other – net	(27,708)	4,146

Income tax expense	$708,488	$281,146

11.	STOCKHOLDERS’ EQUITY

On November 30, 2000, the Company issued 937 warrants for a total price of $375,000. As at December 31, 2002, none of the warrants have been exercised; these warrants will expire November 30, 2005.

12.	FINANCIAL INSTRUMENTS

(a)	Fair value

The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments.

(b)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities and the nature of these instruments subject to interest rate changes.

(c)	Translation risk

The Company translates the results of foreign transactions into U.S. currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. The Company is exposed to risk since its gross margin is directly affected by fluctuations of U.S. and Cdn exchange rates.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

13.	RELATED PARTY TRANSACTIONS

During the year the Company paid consulting fees of the $47,800 (2001 - $0) to a shareholder.

14.	SEGMENTED INFORMATION

The Company’s sales in the United States amounted to 95% and 94% for the years ended December 31, 2002 and 2001 respectively. The remainder was earned in the rest of the world.

During the year approximately 55% (2001 – 57%) of the Company’s purchases are from Canada, and the remainder are from other countries.

All the Company’s long-lived assets are located in Canada.

15.	CONTINGENCIES

The Company is a co-defendant in a civil action filed October 9, 2002 in the United States District Court, Southern District of New York by 1-800 Contacts Inc., the Company’s main competitor, for alleged trademark infringement and false designation of origin for use of pop-up advertising on the website of 1-800 Contact Inc. In this matter, the plaintiff is seeking an injunction of the unlawful activity, restitution of all gain and profits lost due to such unlawful activity, and punitive damages.

On December 11, 2002, a civil action filed in the United States District Court of the Southern District of New York by the Company against WHENU and Coastal Contacts Inc. (“Coastal”), direct competitors. This action alleges false designation of origin for use of pop-up advertising on the web pages that the Company sent from its website. Also, on December 23, 2002 the Company filed an amended complaint against Coastal for copying from the Company’s website specific web elements and alleges such action is a violation of Copyright Law. The Company is seeking an unspecified amount of monetary damages. Coastal filed a counter claim where it alleges that the Company is using a website developed by the founder of Coastal for which the founder should have received as consideration 33.3% ownership of the Company.

On January 7, 2003, an Optometrist filed a civil action against the Company in the Superior Court of the State of California for the County of Los Angeles for unfair competition and violations of the California Business & Professions Code. The plaintiff is seeking the Company return all sales from persons residing in California, and legal fees.

The Company has received several cease-and-desist letters from lawyers of competitors alleging trademark infringement, deceptive trade practices and intellectual property infringement. All claim unspecified damages and other remedies against the Company. No lawsuit has been filed against the Company regarding these claims.

It is not possible at this time for the Company to predict with any certainty the outcome of the litigation mentioned above. However, the Company believes these proceedings will not have a material impact on the business, results of operations or the financial condition of the Company.

INTERNATIONAL VISION DIRECT CORP.

Notes to Consolidated Financial Statements

Years Ended December 31, 2002 and 2001

(U.S. Dollars)

16.	COMMITMENTS

(a)	The Company is committed to leases, which will expire July 31, 2003 and December 15, 2004. Minimum annual payments are $30,625 and $29,632 respectively.

(b)	The Company entered into a hosting service agreement for its e-commerce solution. Under this contract that started on August 19, 2002 for 42 months, the Company is required to make minimum annual payment of $123,000.

17.	COMPREHENSIVE INCOME

	2002	2001
Net income for year	$1,219,394	$498,746
Unrealized gain (loss) on exchange	(73,994)	18,141

Net comprehensive income	$1,145,400	$516,887

International Vision Direct Corp.

Consolidated Balance Sheet

(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current
Cash	$223	$285
Accounts receivable	350	98
Inventory	5,798	4,827
Prepaid expenses	144	59
Goods in transit	64	80

Total Current Assets	6,579	5,349
Property and Equipment, net	909	306
Intangible Assets, net	1,330	650

Total Assets	$8,818	$6,305

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$5,640	$2,416
Line of credit	271	500
Income tax payable	20	539
Deferred revenue	0	465

Total Current liabilities	5,931	3,920

Deferred Income Taxes	36	36
Minority Interest	18	18

Total liabilities	5,985	3,974

Stockholders’ Equity
Common Stock and Paid in Capital	720	620
Accumulated Other Comprehensive Income (Loss)	(72)	(57)
Retained Earnings	2,185	1,768

Total Stockholders’ Equity	2,833	2,331

Total Liabilities and Stockholders’ Equity	$8,818	$6,305

See notes to unaudited condensed financial statements.

International Vision Direct Corp.

Consolidated Statement of Operations (unaudited)

(in thousands)

Nine months ended September 30,

	2003	2002
Sales	$36,410	$18,876
Cost of Sales	25,867	12,253

Gross Margin	10,543	6,623

Expenses
Advertising	4,982	2,043
Wages and benefits	1,798	909
Credit card charges	1,015	544
Professional services	722	190
Repairs and maintenance	3	6
Web hosting services	186	167
Office and miscellaneous	164	97
Rent	175	98
Commissions	15	66
Telephone	71	60
Travel	47	24
Internet charges	26	19
Insurance	65	14
Bank charges and interest	26	7
Customer services	0	13
Bad debts	19	6
Depreciation and amortization	155	81

Total Expenses	9,469	4,344

Income Before Other Items and Income Taxes	1,074	2,279

Other Items
Gain (loss) on foreign currency	(324)	(14)
Gain (loss) on wind-up of Lensmart Inc.	0	(2)
Interest income	8	5
Provision for Vision rewards	(125)	0
Minority interest	(0)	0

Total Other Items	(441)	(11)

Income Before Income Taxes	633	2,268

Current Income Tax	216	534
Deferred Income Tax (Recovery)	0	(3)

Total Income Taxes	216	531

Net Income	$417	$1,737

See notes to unaudited condensed financial statements.

International Vision Direct Corp.

Consolidated Statements of Stockholders’ Equity (unaudited)

(in thousands)

Nine months Ended September 30,

	2003	2002
Shares of common stock issued

Beginning balance	11,563	11,563

Shares issued	109

Ending balance	11,672	11,563

Common stock and paid-in capital in excess of $0.01 par value
Beginning balance	$620	$453
Issuance of common stock for noncash consideration	100	167

Ending balance	$720	$620

Accumulated other comprehensive income (loss)
Beginning balance	$(56)	$(0)
Foreign currency translation	(16)	18

Ending Balance	$(72)	$18

Retained Earnings
Beginning Balance	$1,768	$548
Net income for the nine month period	417	1,737

Ending Balance	$2,185	$2,285

Total Stockholders’ Equity	$2,833	$2,923

See notes to unaudited condensed financial statements.

International Vision Direct Corp.

Consolidated Statement of Cash Flows (unaudited)

(in thousands)

Nine months Ended September 30,

	2003	2002
Operating Activities
Net income	$417	$1,737
Noncash items
Depreciation and amortization	155	81
Gain from subsidiary share issue	0	0
Loss from wind-up of Lensmart Inc.	0	(2)
Minority interest	(0)	0
Deferred income tax	0	(3)
Changes in non-cash working capital
Accounts receivable	(252)	742
Inventory	(970)	(2,385)
Prepaid expenses	(85)	(17)
Goods in transit	16	451
Accounts payable and accrued liabilities	3,224	(1,064)
Note payable	0	257
Income tax payable	(519)	268
Deferred revenue	(465)	(288)
Net assets acquired in purchase of subsidiary	0	(143)

Cash provided by operating activities	1,521	(366)

Investing activity
Purchase of property and equipment	(759)	(84)
Purchase of intangible assets	(680)	0

Cash provided by investing activities	(1,439)	(84)

Financing activities
Issuance of common shares	100
Line of credit	(228)	(135)

Cash provided by financing activities	(128)	(135)

Effect of foreign currency translation on cash	(16)	15

Inflow (outflow) of cash	(62)	(570)
Cash, beginning of year	285	570

Cash, end of nine months	$223	$0

See notes to unaudited condensed financial statements.

INTERNATIONAL VISION DIRECT CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION:

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the operating results for the year ended December 28, 2003. For further information, refer to the consolidated financial statements for the year ended December 31, 2002 and December 31, 2001 and notes thereto included herein.

ACQUISITION OF LENSQUEST INC.:

On May 8, 2003, International Vision Direct Corp. (the “Company”) entered into an agreement whereby it acquired 100% of Lensquest, Inc. for $540,000 in cash, to be paid out in 12 equal monthly installments, and 109 shares of common stock with an aggregate value as of May 8, 2003 of $100,000, for a total acquisition price of $640,000.

SUBSEQUENT EVENT:

On December 8, 2003, 100% of the outstanding stock of the Company was acquired by drugstore.com, inc. (“drugstore.com”) pursuant to a Stock Purchase Agreement dated as of November 2, 2003, by and among drugstore.com, the Company and the stockholders, optionholders and warrantholders of the Company.

drugstore.com issued 6,830,601 shares of drugstore.com common stock, par value $.0001 per share, and paid $10 million in cash to the Company’s stockholders as consideration for the acquisition of the Company.

DRUGSTORE.COM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of International Vision Direct Corp. (“Vision Direct”) by drugstore.com, inc. (“drugstore.com”) on December 8, 2003. The Vision Direct acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Vision Direct have been combined with the recorded values of the assets and liabilities of drugstore.com in the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the Vision Direct acquisition as if it had occurred on September 28, 2003. The unaudited pro forma combined condensed consolidated statements of operations reflect the results of operations of drugstore.com and Vision Direct for the nine months ended September 28, 2003 and the fiscal year ended December 29, 2002 as if the Vision Direct acquisition had occurred on December 30, 2002 and December 31, 2001.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had drugstore.com and Vision Direct been a combined company during the specified periods. The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of drugstore.com, included in its Annual Report on Form 10-K for the year ended December 29, 2002 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2003, June 29, 2003 and September 28, 2003.

drugstore.com, inc.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands)

As of September 28, 2003

	drugstore.com	International Vision Direct Corp.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$34,482	$223	$(10,000)	A	$24,705
Marketable securities	14,682				14,682
Accounts receivable, net	17,147	350			17,497
Inventories	7,114	5,798			12,912
Prepaid marketing expenses	2,303	144			2,447
Other current assets	2,845	64			2,909

Total current assets	78,573	6,579	(10,000)		75,152

Fixed assets, net	14,503	909			15,412
Intangible assets, net	8,248	1,330	(1,330)	C	19,548
			11,300	C
Goodwill, net	8,627		43,760	C	52,387
Prepaid marketing expenses	10,878				10,878
Deposits and other assets	153				153

Total long term assets	42,409	2,239	53,730		98,378

Total assets	$120,982	$8,818	$43,730		$173,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$27,229	$5,640	$866	A	$33,735
Accrued compensation	3,121				3,121
Accrued marketing expenses	2,210				2,210
Line of credit		271			271
Other current liabilities	2,504	20			2,524
Current portion of capital lease obligation	934				934

Total current liabilities	35,998	5,931	866		42,795

Capital lease obligation, net of current portion	557				557
Other long term liabilities		54			54

Total liabilities	36,555	5,985	866		43,406

Stockholders’ Equity
Common Stock (11,563 shares issued and outstanding)
Paid in Capital	750,166	720	(720)	B	795,863
			45,697	A
Deferred stock-based compensation	(774)				(774)
Accumulated deficit	(664,965)	2,113	(2,113)	B	(664,965)

Total Stockholders’ Equity	84,427	2,833	42,864		130,124

Total Liabilities and Stockholders’ Equity	$120,982	$8,818	$43,730		$173,530

See accompanying notes

drugstore.com, inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

For the Nine Months Ended 9/28/2003

	drugstore.com	International Vision Direct Corp.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Net sales	$175,150	$36,410			$211,560
Costs and expenses:
Cost of sales	140,578	25,867			166,445
Fulfillment and order processing	21,319	4,784			26,103
Marketing and sales	12,470	2,874			15,344
Technology and content	6,317	142			6,459
General and administrative	8,332	1,669			10,001
Amortization of intangible assets	1,116		1,877	C	2,993
Amortization of stock-based compensation	461				461

Total costs and expenses	190,593	35,336	1,877		227,806

Operating income (loss)	(15,443)	1,074	(1,877)		(16,246)
Gain (loss) on foreign currency exchange		(324)			(324)
Provision for Vision Rewards		(125)			(125)
Interest income, net	510	8	(107)	D	411

Net Income (Loss) before taxes	(14,933)	633	(1,984)		(16,284)
Provision for income taxes		(216)	161	F	(55)

Net Income (Loss)	(14,933)	417	(1,823)		(16,339)

Basic and diluted loss per share:
Net loss	$(0.22)				$(0.22)

Weighted average shares outstanding used to compute basic and diluted loss per share	69,289,706			E	72,705,007

See accompanying notes

drugstore.com, inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

For the Year Ended 12/29/2002

	drugstore.com	International Vision Direct Corp.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Net sales	$193,908	$26,625			$220,533
Costs and expenses:
Cost of sales	155,587	18,087			173,674
Fulfillment and order processing	26,862	2,007			28,869
Marketing and sales	24,384	3,342			27,726
Technology and content	11,868	99			11,967
General and administrative	10,944	1,166			12,110
Impairment and restructuring charges	2,450				2,450
Amortization of intangible assets	2,852		2,502	C	5,354
Amortization of stock-based compensation	1,704				1,704

Total costs and expenses	236,651	24,701	2,502		263,854

Operating income (loss)	(42,743)	1,924	(2,502)		(43,321)
Interest income, net	1,314	4	(207)	D	1,110

Net income (loss) before taxes	(41,429)	1,928	(2,710)		(42,211)
Provision for income taxes		(709)	650	F	(59)

Net income (loss) before cumulative effect of change in accounting principle	(41,429)	1,219	(2,060)		(42,270)
Cumulative effect of change in accounting principle	(8,905)	0			(8,905)

Net income (loss)	$(50,334)	$1,219	$(2,060)		$(51,175)

Basic and diluted loss per share:
Loss before cumulative effect of changes in accounting principles	$(0.61)				$(0.59)
Cumulative effect of changes in accounting principles	(0.13)				(0.13)

	$(0.74)				$(0.72)

Weighted average shares outstanding used to compute basic and diluted loss per share	67,762,667			E	71,177,968

See accompanying notes

DRUGSTORE.COM, INC.

NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

BASIS OF PRESENTATION

The pro forma combined condensed consolidated financial statements reflect the issuance of 6,830,601 shares of drugstore.com common stock, par value $.0001 per share (“drugstore.com Common Stock”) and a payment of $10 million in cash in connection with the acquisition of International Vision Direct Corp. The Vision Direct acquisition was accounted for under the purchase method of accounting in accordance with SFAS 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Vision Direct have been combined with the recorded values of the assets and liabilities of drugstore.com in the unaudited pro forma combined condensed consolidated financial statements.

PRO FORMA ADJUSTMENTS

A.	To reflect the issuance of approximately 6,830,601 shares of drugstore.com Common Stock having a fair value of $6.69 per share and $10 million in cash, for an aggregate purchase price of approximately $56 million, including approximately $866,000 of transaction costs. 50% of the shares issued are being held in escrow for up to one year as security against any undisclosed contingencies as of the purchase date.

B.	To eliminate the historical common stock and retained earnings of Vision Direct.

C.	To record the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the Vision Direct acquisition. The purchase price allocation is based on management’s estimates of the fair values of the tangible assets and intangible assets. The goodwill will be evaluated for impairment annually in accordance with SFAS 142, “Goodwill and Other Intangible Assets.” The other purchased intangible assets will be amortized on a straight-line basis over approximately 3 years.

D.	To record the interest income forgone as a result of using $10 million in cash for the acquisition of Vision Direct. drugstore.com’s effective interest rate was 1.07% for the nine months ended September 28, 2003 and 2.07%for the year ended December 29, 2002.

E.	To reflect the issuance of drugstore.com Common Stock issued in connection with the Vision Direct, excluding drugstore.com Common Stock held in escrow, assumed outstanding at the beginning of the period.

F.	To eliminate the US income tax expense recorded by Vision Direct due to the US tax losses incurred by drugstore.com during the same period.

PRO FORMA NET LOSS PER SHARE

Basic pro forma earnings per share is computed using the weighted average number of shares of drugstore.com Common Stock outstanding during the period plus shares of drugstore.com Common Stock issued in connection with the Vision Direct acquisition, excluding drugstore.com Common Stock held in escrow. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of drugstore.com Common Stock issued in connection with the Vision Direct acquisition, excluding drugstore.com Common Stock held in escrow. Common equivalent shares are excluded from the computation if their effect is antidilutive. drugstore.com Common Stock issued in connection with the Vision Direct acquisition is assumed outstanding at the beginning of the period.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of drugstore.com and Vision Direct. Certain amounts have been reclassified to conform to drugstore.com’s financial statement presentation. There were no intercompany transactions.